Exhibit 99.1

For Immediate Release	Contacts: Keith LaVanway 847-597-9353 klavanway@pregis.com

PREGIS ANNOUNCES SALE OF KOBUSCH-SENGEWALD BUSINESS TO

AN AFFILIATE OF SUN EUROPEAN PARTNERS

Deerfield, IL, October 14, 2011 – Pregis Corporation, a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, announced today that it has entered into a definitive purchase agreement to sell its Kobusch-Sengewald business unit to Sun European Partners, LLP (“Sun European Partners”), the European adviser to Sun Capital Partners, Inc., for gross proceeds of €160 million. Sales of the Kobusch-Sengewald business for the twelve months ended September 30, 2011 were €211.6 million, with adjusted EBITDA (before unallocated corporate expenses) of €24.8 million. The proceeds from the transaction will be used to repay a portion of Pregis’ asset-based lending facility and will be otherwise retained for debt repayment, general corporate purposes, and future reinvestment.

Kobusch-Sengewald is a leading supplier of specialized flexible packaging films for the food, consumer goods, and medical industries, along with semi-rigid and rigid packaging solutions for the high-end food market. Kobusch-Sengewald operates six manufacturing sites, with two in Germany, three in the U.K., and one in Egypt.

Commenting on the transaction, Glenn Fischer, President and Chief Executive Officer of Pregis, stated, “I am pleased to announce the sale of our Kobusch-Sengewald business. We wish the best of luck in the future to Børge Kvamme and his management team and I am confident the business will continue to thrive under its new ownership”.

William Blair & Company LLC served as sell-side advisor to Pregis.

About Pregis:

Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 46 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.

About Sun European Partners, LLP:

Sun European Partners, LLP is the European adviser to Sun Capital Partners, Inc., a leading U.S.–based private investment firm focused on leveraged buyouts, equity, debt, and other investments in market–leading companies that can benefit from its in–house operating professionals and experience. Affiliates of Sun Capital Partners, Inc. have invested in over 270 companies worldwide with combined sales in excess of $40 billion since the inception of Sun Capital Partners, Inc. in the U.S. in 1995. Sun Capital Partners, Inc. has offices in Boca Raton, Los Angeles, and New York, as well as affiliates in London, Frankfurt, Paris, Luxembourg, Shanghai and Shenzhen. For more information, please visit www.SunEuropeanPartners.com

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

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